Exhibit 10.6
                              ASSIGNMENT AGREEMENT


         Reference is made to the (i) Master Lease Agreement between Pennsylvania BCC Properties, Inc., HCN BCC Holdings, Inc. and Balanced Care Tenant (HCN), Inc. effective as of January 1, 2002 (the "Lease Agreement") and
(ii) Settlement Agreement among the parties listed therein effective as of January 31, 2002 (the "Settlement Agreement"). Capitalized terms used but not defined herein shall have the meaning, ascribed to such terms in the Lease Agreement.

         In consideration of IPC Advisors S.A.R.L's ("IPC") entering into the Settlement Agreement, Tenant hereby agrees to the terms set forth herein.

         Pursuant to Article 13 of the Lease Agreement, Tenant has an Option to Purchase all of the Leased Property. Tenant hereby agrees that IPC or its Affiliate may exercise the Option to Purchase at any time Tenant has a right to exercise such Option to Purchase if (i) Tenant notifies IPC that it is declining to exercise its Option to Purchase, (ii) Tenant has declined to exercise such Option to Purchase by failing to provide a Purchase Notice ten days prior to the time it would otherwise expire, (iii) IPC has provided Tenant notice (the "IPC Notice") of its desire to exercise the Option to Purchase and Tenant fails to deliver a Purchase Notice within 1 day of receipt of the IPC Notice, (iv) Tenant has provided a Purchase Notice, but is unable to consummate the purchase of the Leased Property or (v) the occurrence of an Event of Default. If IPC or its Affiliate desires to exercise the Option to Purchase in accordance with the terms hereof, it shall provide a Purchase Notice to Landlord.

         Tenant hereby agrees that it shall not reject either the Lease Agreement or this Agreement in connection with proceedings relating to the Bankruptcy (as defined below) of the Tenant, without the prior written consent of IPC. "Bankruptcy" shall be deemed to occur when (a) the Tenant (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties, or (b) (i) 120 days after the commencement of any proceeding against the Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or (ii) 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties, if the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

         It is expressly agreed that if any provisions of this Agreement are found by any Court having jurisdiction to be unenforceable, then and in each such case, the remaining provisions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion thereof, shall be considered to be amended so as to be considered reasonable and enforceable by such Court, and in such event, the provisions shall be enforced to the extent so permitted.

         Tenant hereby agrees that it will not amend Article 13 of the Lease, without the prior written consent of IPC.

         This Agreement may be executed in counterparts, which together shall constitute an original.

         This Agreement may only be modified by a writing signed by all the parties hereto.

         This Agreement shall be governed by the laws of the State of Ohio without regard to the conflict of laws principals thereof.



Dated:                 , 2002

                                        IPC ADVISORS S.A.R.L.


                                        By/s/J.B. Unsworth
                                             Name: J.B. Unsworth
                                             Title: Manager

                                        BALANCED CARE TENANT (HCN), INC.


                                        By/s/Robin L. Barber
                                             Name: Robin L. Barber
                                             Title: Vice President and
                                             Secretary





                                                                               3